Exhibit 10.1

THIRD AMENDMENT TO
ACQUISITION AGREEMENT AND
AGREEMENT AND PLAN OF MERGER

          THIS THIRD AMENDMENT TO ACQUISITION AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of December 30, 2004, and entered into by and among KINROSS GOLD CORPORATION, a corporation existing under the laws of the Province of Ontario, Canada ("Parent"), CROWN MERGER CORPORATION, a Washington corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and CROWN RESOURCES CORPORATION, a Washington corporation ("Crown," and together with Purchaser, the "Constituent Corporations").

          A.     Parent, Purchaser, and Crown are parties to the Acquisition Agreement and Agreement and Plan of Merger, dated November 20, 2003, as previously amended April 7, 2004 and September 15, 2004 (the "Acquisition Agreement"), pursuant to which Purchaser will merge with and into Crown and Crown will become a wholly-owned subsidiary of Parent. The parties wish to amend the Acquisition Agreement as set forth herein. Defined terms contained in this Amendment shall have the meaning ascribed to them in the Acquisition Agreement.

          B.     This Amendment is entered into in conformance with Section 9.4 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

          C.     Concurrently with this Amendment, Parent proposes to purchase common stock of Crown as provided in a Stock Purchase Agreement substantially in the form attached hereto as Exhibit A. Certain of the changes in this Amendment are made in contemplation of such purchase.

          D.     In light of the unanticipated delay in implementation of the Merger, the parties wish to confirm certain matters relating to the satisfaction, to date, of certain conditions to the obligation of Parent and Purchaser to consummate the Merger

          NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

          1.     Amendment to Section 1.7.1. Section 1.7.1 is amended to read, in its entirety, as follows:

          Conversion of Crown Common Stock. Each share of Crown Common Stock (other than Crown Common Stock held by Parent or Purchaser or by a Dissenter) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.2911 Kinross Common Shares (the "Exchange Ratio"). All outstanding shares of Crown Common Stock as of the Effective Time will automatically be cancelled and will cease to exist. The certificates formerly representing shares of Crown Common Stock to be converted into Kinross Common Shares as described above (each a "Certificate" and, collectively, the "Certificates") will thereafter represent that number of Kinross Common Shares determined by the Exchange Ratio. Such certificates held by Dissenters shall represent the right to pursue such rights as the Dissenter may have under the Washington Act. Such certificates held by Parent or Purchaser shall be cancelled and retired and shall cease to exist and no Kinross Common Shares or other consideration shall be delivered in exchange therefor.

          2.     Amendment to Section 8.1.2.1. Section 8.1.2.1 is amended by replacing the date "December 31, 2004" that currently appears in the Acquisition Agreement, with the date "May 31, 2005."

          3.     Amendment to Section 7.1. The introductory paragraph of Section 7.1 is amended by deleting therefrom the language "pursuant to Section 7.5".

          4.     Confirmation and Waiver. Pursuant to the introductory paragraph of Section 7.3, Parent and Purchaser:

          (a)     waive the conditions expressed in Sections 7.3.5, 7.3.7 and 7.3.8; and

          (b)     waive the conditions expressed in Sections 7.3.2 and 7.3.3 insofar as such conditions apply as a consequence of an act, event or condition, of which Parent and Purchaser are currently aware, that occurred prior to or that exists as of the date of this Amendment.

Parent, Purchaser and Crown represent and warrant as of the date of this Amendment that they are not aware of any condition in Section 7.3.2 or 7.3.3 that would constitute, individually or in the aggregate a Material Adverse Effect on the business, properties or prospects of Crown.

          5.     Consent to Sale of Stock. For the purpose of Section 5.1 of the Acquisition Agreement, Parent consents to the sale of Crown Common Stock as described in Exhibit A.

          6.     Ratification of Acquisition Agreement. Except as specifically provided in Sections 1 through 5 hereof, the parties specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.

          IN WITNESS WHEREOF, Parent, Purchaser, and Crown have caused this Amendment to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.

KINROSS GOLD CORPORATION

By:/s/ Lars-Eric Johansson
Lars-Eric Johansson, Duly Authorized Officer

Purchaser:
CROWN MERGER CORPORATION

By:/s/ Lars-Eric Johansson
Lars-Eric Johansson, Director

Crown:
CROWN RESOURCES CORPORATION

By:/s/ Christopher Herald
Christopher Herald, President and CEO